23.1     Consent of Anz & Luna, Attorneys at Law


                              ANZ & LUNA, ATTORNEYS
        21800 OXNARD STREET, SUITE 440, WOODLAND HILLS, CALIFORNIA 91367
                TELEPHONE (818) 598-6777 FACSIMILE (818) 598-6783

                                 APRIL 11, 2001

Board of Directors
H-Entertainment, Inc.
22647 Ventura Blvd., Suite 1010
Woodland Hills, CA 91364

Re:  Form S-8

Dear Members of the Board:

         I consent to the use of this opinion as an exhibit to the Form S-8 Registration Statement and to the reference to our law firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.



                                Very truly yours,

                                ANZ & LUNA, Attorneys
                                /s/ Marcus A. Luna, Esq.
                                ------------------------